UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Dynagas LNG Partners LP
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
23, Rue Basse 98000 Monaco
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.75% Series B Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Unit	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates: File No. 333-222237 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT
Item 1.          Description of Registrant's Securities to be Registered.
The class of securities to be registered hereunder is 8.75% Series B Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, of Dynagas LNG Partners LP (the "Registrant"). The description of Series B Preferred Units set forth under the caption "Description of Series B Preferred Units" in the Registrant's prospectus supplement dated October16, 2018 (Registration No. 333-222237), is incorporated herein by reference.
Item 2.          Exhibits.
The following exhibits are filed as part of this registration statement:

No.	Exhibit
3.1	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's registration statement on Form F-1 (Registration No. 333-191653).
3.2
Fourth Amended and Restated Agreement of Limited Partnership of the Registrant, dated October 23, 2018, incorporated herein by reference to Exhibit 3.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K, filed with the Securities and Exchange Commission on October 23, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: October 23, 2018	DYNAGAS LNG PARTNERS LP By: /s/ Michael Gregos Name: Michael Gregos Title: Chief Financial Officer